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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the American Medical Systems Holdings, Inc. 2000 Equity Incentive Plan of our report dated January 26, 2001 with respect to the consolidated financial statements and schedule of American Medical Systems Holdings, Inc. incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



                                       /s/Ernst & Young LLP




Minneapolis, Minnesota
December 12, 2001